UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to § 240.14a-12
Nxu, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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Nxu, Inc.
1828 North Higley Road, Suite 116
Mesa, AZ 85205
Dear Fellow Stockholders:
Nxu, Inc. (“Nxu,” “we” or “our”) cordially invites you to attend its virtual 2024 annual meeting of stockholders of Nxu (the “Annual Meeting”), which will be held online via live webcast at 1:00 p.m. Eastern Daylight Time, on June 14, 2024. There will be no physical location for the Annual Meeting. Nxu stockholders will be able to attend the Annual Meeting online, and, with a control number appearing on your proxy card, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXU2024 at the meeting date and time.
In 2023, we started the year a newly minted public company focused on battery development and manufacturing, battery energy storage systems and EV charging infrastructure. We knew our focus in the energy ecosystem encompassed so much more than just vehicles, so we undertook an intense, comprehensive rebrand from Atlis Motor Vehicles (“Atlis”) to Nxu, in an effort to position ourselves as a comprehensive competitor in the industry and to more accurately communicate our innovation and vision for the future. Exiting 2023, with 2024 well underway, I’m incredibly proud of how the Nxu team weathered the challenges and celebrated the wins.
2023’s challenging macroeconomic environment put a magnifying glass on our financial position, prompting us to pinpoint exactly where and how our product offerings should evolve to most expediently build shareholder value. At the same time, it was abundantly clear that the U.S. was heading toward an EV charging infrastructure cliff. With relentless focus and dedication, we repositioned the Company to prioritize the area of biggest consumer need: electric vehicle charging infrastructure. Our ability to quickly, nimbly innovate and problem-solve positions us to pave the way for America’s highest EV ambitions.
2023 culminated in a fourth quarter of which we’re incredibly proud. This was a key quarter in which we made progress on the design of our next generation charging location; secured capital to fund our development and deployment objectives; and started producing our game-changing charging units. These remarkable accomplishments in Q4 of 2023 laid the foundation for a strong start to 2024, in which we made critical hires across marketing and real estate development and explored key, strategic partnerships.
We remain dedicated to building value for our shareholders, customers, and team members in our pursuit of a future where energy is harnessed in a way that is abundant, accessible and infinite, ensuring electric mobility viability.
We continue paving the (electrified) way.
The Notice of 2024 Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.
Sincerely,
Mark Hanchett
Chairman of the Board and Chief Executive Officer
   , 2024

NXU, INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 14, 2024
To the Stockholders of Nxu, Inc. (“Nxu”):
The 2024 annual meeting of stockholders of Nxu (the “Annual Meeting”) will be held on June 14, 2024 at 1:00 p.m. Eastern Daylight Time. The Annual Meeting will be held exclusively through a virtual format. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held for the following purposes:
1.	To elect five directors to serve until the 2025 annual meeting of stockholders (Proposal 1);
2.	To consider and vote on a proposal to adopt and approve the Nxu, Inc. Amended and Restated 2023 Omnibus Incentive Plan (the “Amended Plan”) (Proposal 2);
3.	To ratify the appointment of Prager Metis CPAs LLC as Nxu’s independent registered public accounting firm for 2024 (Proposal 3);
4.	To consider and vote on a proposal to amend Nxu’s Certificate of Incorporation (Proposal 4);
5.	For the holders of Class B common stock to consider and vote on the authorization of a Series of Preferred Stock (Proposal 5); and
6.	To transact such other business as may properly come before the meeting of any postponement or adjournment thereof.
The board of directors of Nxu (the “Board”) has fixed the close of business on April 16, 2024 as the record date for the Annual Meeting (the “Record Date”). Stockholders as of that date and time are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/NXU2024 at the meeting date and time described in the Proxy Statement. There is no physical location for the Annual Meeting. To participate in the meeting, stockholders of record must have the 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (“Notice”) or on your proxy card if you receive the proxy materials by mail.
If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.virtualshareholdermeeting.com/NXU2024, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. You will not be able to attend the Annual Meeting in person.
Whether or not you expect to attend the Annual Meeting online, please vote as soon as possible so that your shares will be represented and voted at the Annual Meeting.
A complete list of stockholders as of the Record Date will be open to examination by any stockholder during regular business hours at the offices of Nxu, Inc., 1828 North Higley Road, Suite 116, Mesa, AZ 85205, for 10 days before the Annual Meeting, as well as at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXU2024.com on the meeting day and time, entering your control number and joining the Annual Meeting as a “Shareholder”.
By Order of the Board of Directors,
Jordan Christensen
Chief Legal Officer and Secretary
  , 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2024.

The Proxy Statement and Annual Report are available at www.virtualshareholdermeeting.com/NXU2024
Nxu is making the Proxy Statement and the form of proxy first available on or about _____, 2024

i

ANNUAL MEETING OF NXU STOCKHOLDERS
General
Nxu, Inc. (“Nxu” or the “Company”) is furnishing this Proxy Statement to its stockholders as part of the solicitation of proxies by the Board for use at the 2024 annual meeting of stockholders of Nxu (the “Annual Meeting”) to be held on and at any adjournment or postponement thereof. This Proxy Statement provides Nxu’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Annual Meeting.
Date, Time, and Place
The Annual Meeting will be held on June 14, 2024, at 1:00 p.m., Eastern Daylight Time, via live webcast at the following address: www.virtualshareholdermeeting.com/NXU2024 . The Annual Meeting will be held in a completely virtual format.
The Company pays the costs of soliciting proxies. We have engaged D.F. King & Co. (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $10,000.00 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. Nxu may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. Nxu may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of Nxu’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the Annual Meeting if you owned shares of Nxu’s common stock as of the close of business on April 16, 2024 (the “Record Date”). Holders of Nxu’s Class A common stock are entitled to one vote for each share of Nxu’s Class A common stock owned as of the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted.
Holders of our Class B common stock are entitled to ten votes for each share of Nxu’s Class B common stock owned as of the Record Date. Our Class B common stock is owned solely by our Chief Executive Officer, Mark Hanchett, and our President, Annie Pratt (the “Nxu Insiders”). As of the Record Date the Nxu Insiders owned 184,692 and 70,812 shares of our Class B common stock, respectively, and 189,564 and 75,654 shares of our Class A common stock, respectively, representing approximately 13.0% and 5.0% of the total voting power of our outstanding common stock, respectively, for an aggregate of approximately 18.0% of the voting power of our outstanding common stock.
As of the Record Date, there were 11,930,986 shares of Nxu’s Class A common stock outstanding and 255,504 shares of Nxu’s Class B common stock outstanding.
Quorum and Required Vote for Proposal
A quorum of Nxu stockholders is necessary to hold a valid meeting. For all proposals other than Proposal 5, a quorum will be present at the Annual Meeting if a majority of the voting power of all outstanding shares of Nxu’s Class A common stock and Nxu’s Class B common stock entitled to vote at the meeting are represented in person (which would include presence at a virtual meeting) or by proxy. For Proposal 5, a quorum will be present for purposes of voting on Proposal 5 at the Annual Meeting if a majority of the outstanding shares of Class B common stock entitled to vote are presented in person (which would include presence at a virtual meeting) or by proxy. For all proposals other than Proposal 5, each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. Only the holders of Class B common stock are entitled to vote on Proposal 5, and each share of Class B common stock is entitled to ten votes per share. As of the Record Date, there were 11,930,986 shares of Class A common stock issued and outstanding, representing 11,930,986 votes, and 255,504 shares of Class B common stock issued and outstanding, representing 2,555,040 votes, for a total of 12,186,490 shares of common stock issued and outstanding, representing 14,486,026 votes. As a result, 7,243,014 votes must be represented at the Annual Meeting in order to constitute a quorum to vote Proposals 1 through 4. Additionally, 127,753 shares of Class B common stock must be represented at the Annual Meeting in order to constitute a quorum to vote Proposal 5.

The term “broker non-votes” refers to shares held by a bank, broker or other nominee (for the benefit of its client) that are represented at the Annual Meeting, but with respect to which such bank, broker or nominee has not been instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal (or has discretionary voting power but chooses not to exercise it). Banks, brokers, and nominees do not have discretionary voting authority on certain matters and, accordingly, may not vote on such matters absent instructions from you, as the beneficial holder.
Broker non-votes are not considered as votes cast and will not be counted in determining the outcome on any of the proposals. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions by following the instructions on the voting instruction form or notice that you receive from your bank, broker, or other nominee or vote your shares yourself by submitting a legal proxy from your broker or other nominee as the record holder authorizing you to vote the shares and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the record date.
Because Proposal 1 (Director Election Proposal), Proposal 2 (Plan Proposal), Proposal 4 (Charter Amendment Proposal) and Proposal 5 (Preferred Stock Proposal) are non-routine matters, your broker will not be able to vote uninstructed shares for such proposals. As a result, if you do not provide voting instructions, a broker “non-vote” will be deemed to have occurred. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Proposal 3 (Auditor Ratification Proposal) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes will exist in connection with Proposal 3 (Auditor Ratification Proposal).
The following table sets forth the vote required for each proposal to pass and the effect of abstentions and broker non-votes on each proposal to be voted on at the Annual Meeting.
Proposal	Vote Required to Approve Proposal	Abstentions and Broker Non- Votes
Proposal 1: To elect five directors to serve until the 2025 annual meeting of stockholders (the “Director Election Proposal”)	Majority of votes cast	Abstentions and broker non-votes are not considered votes cast and will have no effect
Proposal 2: To consider and vote on a proposal to adopt and approve the Amended Plan (the “Plan Proposal”)	Majority of votes cast	Abstentions and broker non-votes are not considered votes cast and will have no effect
Proposal 3: To ratify the appointment of Prager Metis CPAs LLC as Nxu’s independent registered public accounting firm for 2024 (the “Auditor Ratification Proposal”)	Majority of votes cast	No broker non-votes. Abstentions are not considered votes cast and will have no effect
Proposal 4: To consider and vote on a proposal to amend Nxu’s Certificate of Incorporation (the “Charter Amendment Proposal”)	Majority voting power of issued and outstanding shares	Abstentions and broker non-votes will have the effect of a vote against this proposal
Proposal 5: For the holders of Class B common stock to consider and vote on the authorization of a series of Preferred Stock (the “Preferred Stock Proposal”)	Two-thirds of the shares of Class B common stock issued and outstanding	Abstentions and broker non-votes with respect to Class B common stock will have the effect of a vote against this proposal
Recommendation of the Board
The Board has unanimously determined that each of the Proposals is fair to and in the best interests of Nxu and its stockholders and has unanimously approved each of the Proposals. The Board unanimously recommends that stockholders vote “FOR” the Director Election Proposal, “FOR” the Plan Proposal, “FOR” the Auditor Ratification Proposal, “FOR” the Charter Amendment Proposal and “FOR” the Preferred Stock Proposal.

Voting Your Shares
Each share of Class A common stock that you own in your name entitles you to one vote and each share of Class B common stock that you own in your name entitles you to ten votes. If you are a record owner of your shares, you can vote your shares of common stock as follows:
•	You can submit a proxy to vote your shares by calling the toll-free number shown on your proxy card and voting over the phone.
•	You can submit a proxy to vote your shares by visiting the website shown on your proxy card and voting via the Internet.
•
You can submit a proxy to vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares of Class A common stock in “street name” through a bank, broker, or other nominee, you will need to follow the instructions provided to you by your bank, broker, or other nominee to ensure that your shares are represented and voted at the Annual Meeting.

•
If you submit a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Class A common stock will be voted as recommended by the Board.

•
You can attend the Annual Meeting and vote virtually even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your shares of Class A common stock are held in the street name of your broker, bank, or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Nxu can be sure that the broker, bank, or nominee has not already voted your shares of Nxu Class A common stock.

Revoking Your Proxy
If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:
•	you may send another proxy card with a later date or submit a new proxy online or by telephone;
•	you may notify Nxu in writing before the Annual Meeting that you have revoked your proxy; or
•	you may attend the Annual Meeting virtually, revoke your proxy and vote online as described above.
If your shares of Class A common stock are held in “street name” by your broker, bank, or another nominee as of the close of business on the Record Date, you must follow the instructions of your broker, bank, or other nominee to revoke or change your voting instructions.
Who Can Answer Your Questions About Voting Your Shares
If you are a stockholder and have any questions about how to vote or direct a vote in respect of your common stock, you may contact Nxu, Inc., 1828 N. Higley Road, Suite 116, Mesa, Arizona 85205, Attn: Jordan Christensen or by email at investors@nxuenergy.com.
No Additional Matters May Be Presented at the Annual Meeting
The Annual Meeting has been called only to consider the approval of the Proposals. Under our Bylaws, other than procedural matters incident to the conduct of the Annual Meeting, no other matters may be considered at the Annual Meeting if they are not included in this Proxy Statement, which serves as the notice of the Annual Meeting.
Redemption Rights
Nxu stockholders do not have redemption rights in connection with the Proposals.
The Nxu Insiders
As of the Record Date, 356,719 shares of Nxu Class A common stock and a total of 255,504 shares of Class B common stock are owned solely by the Nxu Insiders, totaling an aggregate of 18.1% of the voting power of our outstanding common stock.

PROPOSAL NO. 1 – THE DIRECTOR ELECTION PROPOSAL
At the Annual Meeting, five directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2025 and until their respective successors are duly elected and qualified. This section contains information relating to the five director nominees. The director nominees were selected by our independent directors and approved by the Board for submission to the stockholders. The nominees for election are Mr. Hanchett, Ms. Pratt, Ms. Ide, and Ms. Billingsley. All currently serve as directors. Each director nominee has consented to being named in this Proxy Statement as a nominee for election as a director and agreed to serve as a director, if elected. Biographical information with respect to each director nominee can be found under the section “Management and Corporate Governance” in this Proxy Statement.
DIRECTOR NOMINEES
	Mark Hanchett	Annie Pratt
Britt Ide			Jessica Billingsley
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF EACH OF THE DIRECTOR NOMINEES.

MANAGEMENT AND CORPORATE GOVERNANCE
The directors and executive officers of Nxu, Inc. as of March 29, 2024 include:
Name	Age	Position
Mark Hanchett	43	Chief Executive Officer and Chairman of the Board
Annie Pratt	32	President and Director
Sarah Wyant	39	Interim Chief Financial Officer
Britt Ide	52	Director
Caryn Nightengale	46	Director
Jessica Billingsley	46	Director
Mark Hanchett, 43 - Mark Hanchett has served as Founder, Director, and CEO since inception in 2016. Mr. Hanchett has over ten years of product development experience with 16 successful electromechanical and software product launches that have already created significant change in the world. Mr. Hanchett brings a passion for solving hard problems in product strategy, design, manufacturing, and business operations, while continuously driving a focus on the best possible customer experience. Before starting Nxu, Mr. Hanchett was a director at Axon Enterprise, Inc. (NASDAQ: AXON) from 2012 to 2017, leading teams in the development of innovative hardware and software products for law enforcement. From 2007 to 2012, he served as a senior mechanical engineer and project manager leading cross-functional teams through design and development of innovative conductive electrical weapons at Axon Enterprise Inc.
Annie Pratt, 32 - Annie Pratt joined the Company as Chief of Staff in 2019 and has served as the Company’s President since April 2020, where she has run marketing, sales, finance, people operations, and legal functions. Ms. Pratt is a creative problem solver with a background in product management, design, and business. After studying Product Design at Stanford’s design school, she kicked off her career as a Product Manager at Axon Enterprise, Inc. (NASDAQ: AXON) from 2014-2016, launching in-car video solutions for law enforcement. From 2016-2019, Ms. Pratt served as the Director of Consumer Products at Axon, where she built an independent business unit on its own P&L with dedicated sales, customer service, marketing, product development, manufacturing, and quality functions. That Consumer business unit doubled both revenue and profit in three years.
Sarah Wyant, 39 - Sarah Wyant, was appointed Interim Chief Financial Officer in December 2023. Ms. Wyant has served as the Company’s Vice President of Finance since May 2023. Prior to joining the Company, Ms. Wyant served as Associate Director of Financial Planning & Analysis of Carvana Co. from January 2021 to November 2022, after having served as its Head of Corporate Accounting from May 2016 to January 2021.
Britt Ide, 52 - Britt Ide has been a director since 2021 and brings a deep background and many connections to help Nxu grow. She is an experienced private and public board director (e.g., Nasdaq: NorthWestern Energy 2017-Present, CleanTech Acquisition Corp 2021-2022, TechnoSylva 2022-present) with deep expertise in the clean energy and cleantech sectors. Ms. Ide has served as President and Chief Executive Officer of Ide Energy & Strategy since 2010. Her degrees include BS Mechanical Engineering from the Ohio State University, MS Environmental Engineering from Montana State University-Bozeman, and a Juris Doctor from University of Utah. She has extensive experience in corporate governance, ESG (environmental, social, and governance), M&A, and executive development. Ms. Ide was appointed by the US Secretary of the Department of Energy to serve as an Ambassador for the Clean Energy, Education, and Empowerment program. Ms. Ide’s significant familiarity with the Board’s industry and business and financial expertise make her an ideal candidate to serve on our Board and serve as a member of our audit committee.
Caryn Nightengale, 46 - Caryn Nightengale is seasoned executive with an extensive background in operations, fiscal management, corporate development, and investment banking and has served as a director since 2022. Caryn was most recently the Chief Financial Officer at Bitwise Industries, a tech startup whose mission was to bring economic independence to underestimated people in underserved U.S cities. The VC-backed, 1,000-person company built custom software and managed large-scale software implementations of Salesforce and DocuSign. From 2019-2022 she was the Chief Financial Officer of Wisk Aero LLC, manufacturer of a self-flying air taxi. Prior to joining Wisk, Ms. Nightengale served as the Chief Financial Officer of Liquid Robotics from 2017-2019, a sustainability-focused robotics company. Previously, she was an internal strategic advisor to senior leadership of The Boeing Company (NYSE: BA), and she was an investment banking advisor at BMO Capital Markets (TSX: BMO) (NYSE: BMO). In both roles, Ms. Nightengale leveraged her financial and strategic expertise to accelerate growth through M&A, joint venture, equity, venture capital and debt transactions. Ms. Nightengale earned an MBA from the Tuck School of Business at Dartmouth College and a BS in Economics from The Wharton School, University of Pennsylvania with a major in finance and a minor in Japanese Studies. She serves on the Penn Athletics Board of Advisors, the Penn Basketball Board of Directors, and is Vice Chairperson of the MBA Council at the Tuck School of Business at Dartmouth. Ms. Nightengale informed the Company that she will not stand for reelection to the board of directors and will step down as a member of the board of directors upon the expiration of her term at the Annual Meeting.
Jessica Billingsley, 46 - Jessica Billingsley has served as a director since July 1, 2023. She serves on the board of Gryphon Digital Mining (NASDAQ:GRYP). Previously, she served as Chief Executive Officer and Chairman of the board of Akerna (NASDAQ:KERN), a Software as a Service ag-tech company. Before Akerna, she founded and led Zoco, a technology services firm with a diverse nationwide client base. Ms. Billingsley served on the board and as audit chair of Bhang (CSE:BHNG) from November 2020 - November 2022. She currently serves on the private board and as governance chair of OARO, and as the elected Assistant Learning Officer for the Young President’s Organization (YPO) Entrepreneurship Network Board. She has served as an active mentor for multiple accelerator programs, most currently for Colorado’s Boardbound program. Jessica Billingsley is a seasoned executive and innovator with over 25 years of experience in frontier technology. With a strong background in cutting-edge technologies, she has dedicated her career to the pursuit of solutions that address real-world challenges, particularly in the fields of emerging technologies and nascent industries. As a pioneering innovator, she is named on multiple patents, including one that advances supply chain technology across hardware, software, and methodology domains. Another patent features cutting-edge anti-counterfeit algorithms that bridge the digital and physical worlds using blockchain and NFT technology. Her extensive experience includes leading successful public and private companies as CEO and serving on multiple boards of directors in chair, executive committee, audit, and governance roles. She possesses in-depth expertise in private and public capital markets, successfully navigating complex transactions to drive growth and business transformation. With over 25 years of experience in advanced technologies, emerging growth markets, and scaling businesses, she brings substantial domain expertise in P&L oversight, enterprise risk management, data analytics, machine learning, cybersecurity and data privacy, global supply chain management, DEI, and media and public relations. She holds FINRA securities licenses 7, 79, 63, and 24 and a dual degree in Computer Science and Communications from the University of Georgia. She has been recognized with numerous awards, including the Titan 100 CEO, Outstanding Women in Business, Inc. Top 100 Female Founder, and Fortune’s Most Promising Woman Entrepreneur. Her thought leadership has been featured in prominent media outlets, including Business Insider, Bloomberg, CNN, Cheddar, Fortune, and Forbes, in addition to her contributions to Entrepreneur and Rolling Stone publications. Ms. Billingsley was selected to serve on our Board and serve as a member of the Board’s audit committee based on her extensive experience with technology and emerging growth companies, her capital markets expertise, and her background as an entrepreneur.
Director Independence
The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Britt Ide, Caryn Nightengale and Jessica Billingsley is independent in accordance with Nasdaq listing standards. As required by Nasdaq, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure and Board’s Role in Risk Oversight
Mark Hanchett, our Chief Executive Officer, serves as Chairman of the Board. The Board believes that combining these positions is the most effective leadership structure for the Company at this time. As Chief Executive Officer, Mr. Hanchett is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies.
The Board has appointed Ms. Ide as its lead independent director. Her key responsibilities in this role include assisting the Chairman of the Board and Board in assuring compliance with and implementation of the Company’s

Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the Board’s non-management directors and acting as principal liaison between the non -management directors and the Chairman of the Board on sensitive issues.
Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through its audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to its audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by its audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. The Board’s audit committee regularly report to the Board with respect to its oversight of these areas.
Board Meetings
The Board held four (4) formal meetings during the fiscal year ended December 31, 2023. With the exception of Ms. Billingsley, who was appointed to the Board in June of 2023, each director serving on the Board in 2023 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our Corporate Governance Guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to regularly prepare for and attend meetings of the Board and all committees on which the director sits.
Director Attendance at Annual Meetings of Stockholders
Under our Corporate Governance Guidelines, each director is expected to attend the annual meeting or any special meeting of stockholders. All of Nxu’s directors at the time of the 2023 special meeting of stockholders attended the special meeting.
Board Committees
Our Board has an audit committee and a compensation committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.
Committees of the Board
Audit Committee
Our audit committee consists of Mses. Ide, Nightengale and Billingsley with Ms. Nightengale serving as chairperson, resulting in three independent directors as members of the audit committee. Our Board has determined that the chairperson of the audit committee can read and understand financial statements and will ensure that each member seated in the future will be able to, read and understand fundamental financial statements and qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. We remain subject to rules of Sarbanes-Oxley and Nasdaq that require us to have an audit committee composed entirely of at least three independent directors.
Our audit committee assists our Board with its oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent registered public accounting firm; the design and implementation of our risk assessment; and risk management. Among other things, our audit committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The audit committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into certain aspects of our financial affairs. Our audit committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. Our audit committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit engagements with the independent auditor. Our audit committee reviews and oversees all related person transactions in accordance with our policies and procedures.
The audit committee met four (4) times during the fiscal year ended December 31, 2023.
Our written audit committee charter can be found on the Company website at https://investors.nxuenergy.com/corporate-governance/governance-overview.
Compensation Committee
Our compensation committee consists of Britt Ide, Jessica Billingsley and Caryn Nightengale, with Ms. Billingsley serving as chair of the committee. The Board has determined that each of Ms. Ide, Ms. Billingsley and Ms. Nightengale is independent as defined by Nasdaq rules and SEC requirements relating to the independence of compensation committee members. The compensation committee was formed in November 2023, when the Company ceased to be a controlled company and therefore did not meet during the fiscal year ended December 31, 2023. Our compensation committee charter details the principal functions of the compensation committee, including:
•	overseeing the employee compensation policies and practices;
•	determining and approving the compensation of the chief executive officer and the other executive officers;
•	reviewing and approving incentive compensation and equity compensation policies and programs and exercising discretion in the administration of such programs; and
•	producing a report on compensation to be included in our annual proxy statement, as required.
The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the “Corporate Governance” section of the Company’s website at https://investors.nxuenergy.com/corporate-governance/governance-overview.
Qualifications for Director Nominees
The Company does not have a nominating and corporate governance committee. The Board does not believe this is necessary as the nominations for director nominees are made by the independent directors of the Board. Director nominees will be selected, or recommended for the Board’s selection, by a majority of the independent directors meeting in executive session. The independent directors may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The independent directors will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the independent directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company pursuant to the procedures set forth in the Company’s bylaws.
The independent directors, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and will consider candidates’ geographic background, gender, age and ethnicity, in accordance with the director qualification standards and additional selection criteria as set forth in the Corporate Governance Guidelines.
Board Diversity
The independent directors consider diversity as part of its overall selection strategy, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. Importantly, the independent directors focus on how the experiences and skill sets of each director nominee complements those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a board of directors that best serves our needs and those of our stockholders.
The following chart provides self-identified diversity information related to our Board, in accordance with Nasdaq requirements.
BOARD DIVERSITY MATRIX (AS OF MARCH 28, 2024)
Total Number of Directors: 4	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	1	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	3	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Director Candidate Recommendations by Stockholders
The independent directors will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders. See “Communications with the Board of Directors” and “Stockholder Nominations” below for additional information on how to submit a director nomination to the Board.
Communications with the Board of Directors
Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o Nxu, Inc., 1828 N. Higley Rd. Ste 116, Mesa, AZ 85205, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.
Stockholder Nominations
The Company’s bylaws (i) require any stockholder submitting a director nomination notice to represent as to whether such stockholder intends to solicit proxies in support of director nominees other than the Board’s nominees in accordance with Rule 14a-19 under the Exchange Act (ii) require such nominating stockholder to provide sufficient evidence, at the Company’s request, that certain requirements of Rule 14a-19 under the Exchange Act have been satisfied, (iii) provide that the Company will disregard proxies or votes solicited for such stockholder’s nominees if such stockholder fails to comply with the requirements of Rule 14a-19 and (iv) incorporate other technical changes in light of the universal proxy rules adopted by the SEC.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2023:
•	none of the members of the Board’s compensation committee is, or has ever been, one of our officers or employees;
•	none of the members of the Board’s compensation committee had any relationships with the us requiring disclosure under “Certain Relationships and Related Party Transactions”;
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on the Board’s compensation committee;
•	none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines in accordance with applicable securities laws and the corporate governance rules of Nasdaq. Copies of our Corporate Governance Guidelines are available under the “Corporate Governance” section of the Company’s website at https://investors.nxuenergy.com.. The information on our website is not a part of this proxy statement. Any amendments to or waivers of certain provisions of our Corporate Governance Guidelines may be made only by our Board and will be disclosed on our corporate website promptly following the date of such amendment or waiver as required by applicable securities laws and the corporate governance rules of Nasdaq.
Code of Business Ethics and Conduct Policy
Our Board has adopted a Code of Business Ethics and Conduct Policy applicable to the Company’s directors, officers and employees in accordance with applicable securities laws and the corporate governance rules of Nasdaq. Copies of our Code of Business Ethics and Conduct Policy are available under the “Corporate Governance” section of the Company’s website at nxuenergy.com. The information on our website is not a part of this prospectus. Any amendments to or waivers of certain provisions of our Code of Business Ethics and Conduct may be made only by our Board and will be disclosed on our corporate website promptly following the date of such amendment or waiver as required by applicable securities laws and the corporate governance rules of Nasdaq.
Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale, and/or other dispositions of the Company's securities by directors, officers and employees. The policy is designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Furthermore, our insider trading policy prohibits our directors, officers, and employees, as well as their family members and controlled entities, from engaging in hedging transactions with respect to our securities.

PROPOSAL 2 – THE PLAN PROPOSAL
Overview
We are asking stockholders to approve the amendment and restatement of the Nxu, Inc. 2023 Omnibus Incentive Plan, which once amended will be the Nxu, Inc. Amended and Restaed 2023 Omnibus Incentive Plan (the “Amended Plan”). The Board approved and adopted the Amended Plan on April 19, 2024, subject to stockholder approval at the Annual Meeting (such approval date, the “Amended Effective Date”).
Key Aspects of the Amended Plan
The material differences between the Amended Plan and the 2023 Omnibus Incentive Plan include (i) an increase of 48,000,000 shares of our Class A common stock available for issuance and (ii) an extension of the term of the plan so that it will terminate on the day before the tenth anniversary of the Amended Effective Date, unless earlier terminated by the Board.
As of April 16, 2024, we had 376,795 shares of our Class A common stock remaining available for issuance of future awards under the 2023 Omnibus Incentive Plan. In addition, as of April 16, 2024, we have approximately $21,000,000 in liability-classified equity awards under the 2023 Omnibus Incentive Plan that remain subject to vesting and forfeiture conditions and which were originally granted with the intent to be settled in shares of Class A common stock. If the share reserve increase is approved, then as of April 16, 2024, we would have had 48,376,795 shares of our Class A common stock available for issuance for future awards under the Amended Plan. Based on the closing price on the Nasdaq on April 16, 2024 of $0.439 per share of our Class A common stock, the aggregate market value as of April 16, 2024 of the new 48,000,000 shares of Class A common stock requested under the Amended Plan was $21,072,000.
Board Recommendation
The Board is recommending that the Company’s stockholders vote in favor of the Amended Plan. The Board believes that it is advisable to adopt the Amended Plan to continue to give the Company ongoing flexibility to provide incentives to participants for excellence in individual performance and to attract and retain key employees, directors and consultants. If the Amended Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting. If the Amended Plan is not approved by our stockholders, no awards will be made under the Amended Plan and the 2023 Omnibus Incentive Plan will remain in effect in its current form until its original expiration date.
In evaluating this proposal to approve the Amended Plan, stockholders should consider all of the information provided herein.
The Board has unanimously recommended that stockholders vote “FOR” the approval of the Amended Plan.
Summary of the Amended Plan
The following is a summary of the material features of the Amended Plan. The summary is qualified in its entirety by reference to the complete text of the Amended Plan attached as Appendix A to this Proxy Statement.
Purpose; Types of Awards
The purposes of the Amended Plan are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give participants an incentive for excellence in individual performance; (c) promote teamwork among participants; and (d) give the Company a significant advantage in attracting and retaining key employees, directors and consultants. To accomplish this purpose, the Amended Plan permits the granting of awards in the form of incentive share options within the meaning of Section 422 of the Code, nonqualified share options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance-based awards (including performance shares, performance units and performance bonus awards), and other share-based or cash-based awards.
Shares Subject to the Amended Plan
A total of 50,348,521 shares of the Company’s Class A common stock will be reserved and available for issuance under the Amended Plan (the “Share Limit”), which includes (i) 2,333,333 shares of Class A common stock previously authorized and approved for issuance under the 2023 Omnibus Incentive Plan, (ii) 15,188 shares of

Class A common stock previously authorized and approved for issuance in accordance with the “evergreen” provision of the 2023 Omnibus Incentive Plan and (iii) 48,000,000 shares of Class A common stock that will be authorized and approved for issuance under the Amended Plan at the Annual Meeting. The maximum number of shares that may be issued pursuant to options intended to be incentive share options will be equal to the Share Limit. The aggregate grant date fair market value of the Company’s Class A common stock subject to awards granted during any fiscal year to any non-employee director, when taken together with the cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), shall not exceed $600,000.
The total number of shares of Company Class A common stock that will be reserved and may be issued under the Amended Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2024, by a number of shares equal to five percent (5%) of the total number of the Company Class A common stock outstanding on the last day of the prior calendar year. The plan administrator may act prior to January 1 of a given year to provide that there will be no increase in the share reserve for that year, or that the increase in the share reserve will be smaller than as provided in the Amended Plan.
If any Company Class A common stock subject to an award granted under the Amended Plan are forfeited, canceled, settled, surrendered to an “exchange program” (as described below), or otherwise terminated without a distribution of shares, such shares will again become available for issuance under the Amended Plan. The following shares will not be available for issuance under the Amended Plan: (i) shares delivered to or withheld to pay withholding taxes or any applicable exercise price, and (ii) shares subject to any exercised stock-settled SAR or options. In addition, any shares tendered to exercise outstanding options or other awards or repurchased on the open market using exercise price proceeds will not be available for issuance under the Amended Plan. Any substitute awards shall not reduce the shares authorized for grant under the Amended Plan.
Administration of the Amended Plan
The Amended Plan will be administered by the plan administrator, who is the board of directors of the Company or a committee that the board of directors of the Company designates. The plan administrator has the power to determine the terms of the awards granted under the Amended Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended Plan. The plan administrator may also institute and determine the terms and conditions of an “exchange program,” which could provide for the surrender or cancellation, transfer, or reduction or increase of exercise price, of outstanding awards, subject to the limitations provided for in the Amended Plan. All decisions made by the administrator pursuant to the provisions of the Amended Plan will be final, conclusive and binding.
Participation
Participation in the Amended Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Amended Plan by the plan administrator. Awards of incentive stock options, however, will be limited to employees eligible to receive such form of award under the Code. As of April 16, 2024, it is expected that approximately 32 employees, 3 consultants and 2 of our non-employee directors will be eligible to participate in the Amended Plan.
Types of Awards
The types of awards that may be made under the Amended Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to the Amended Plan.
Share Options
The Amended Plan provides for grants of both nonqualified and incentive share options. A nonqualified share option entitles the recipient to purchase the Company Class A common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of a share of Class A common stock on the date of grant. Fair market value will generally be the closing price of a share of the Company Class A common stock on Nasdaq on the date of grant. Nonqualified share options under the Amended Plan generally must be exercised within ten years from the date of grant. A nonqualified share option is an option that does not meet the qualifications of an incentive share option as described below.
An incentive share option is a share option that meets the requirements of Section 422 of the Code. Incentive share options may be granted only to employees and the aggregate fair market value of a share of the Company Class A common stock determined at the time of grant with respect to incentive share options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive share option may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the shares subject to the option on the date of grant and (ii) the term of the incentive share option does not exceed five years from the date of grant.
Unless otherwise determined by the plan administrator, each vested and outstanding option granted under the Amended Plan will automatically be exercised on the last business day of the applicable option term, to the extent that, as of such date, (i) the exercise price of such option is less than the fair market value of a share, and (ii) the holder of such option remains actively in service.
Share Appreciation Rights
A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of the Company Class A common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of the Company Class A common stock on the grant date), multiplied by the number of the Company Class A common stock subject to the SAR (as determined by the plan administrator). Unless otherwise determined by the plan administrator, each vested and outstanding SAR granted under the Amended Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that, as of such date, (i) the exercise price of such SAR is less than the fair market value of a share, and (ii) the holder of such SAR remains actively in service.
Restricted Shares
A restricted share award is an award of the Company Class A common stock that vest in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to receive dividends on such restricted shares.
Restricted Share Units
A restricted share unit is a right to receive shares or the cash equivalent of the Company Class A common stock at a specified date in the future, subject to forfeiture of such right. If the restricted share unit has not been forfeited, then on the date specified in the restricted share unit grant, the Company must deliver to the holder of the restricted share unit unrestricted the Company Class A common stock (or, in the plan administrator’s sole discretion, cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares).
Other Share-Based Awards
We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Company Class A common stock, including unrestricted the Company Class A common stock under the Amended Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to the Company Class A common stock. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.
Other Cash-Based Awards
We may grant cash awards under the Amended Plan, including cash awards as a bonus or upon the attainment of certain performance goals.
Performance-Based Awards
We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted share units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.
Performance Goals
If the plan administrator determines that an award under the Amended Plan will be earned subject to the achievement of performance goals, the plan administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of a share of Class A common stock; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the plan administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.
Equitable Adjustments
In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split, reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of the Company Class A common stock reserved for issuance or with respect to which awards may be granted under the Amended Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of the Company Class A common stock covered by outstanding awards made under the Amended Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.
Change in Control
In the event of any proposed change in control (as defined in the Amended Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Amended Plan and to protect the participants who hold outstanding awards under the Amended Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.
Amendment and Termination
The plan administrator may alter, amend, modify, or terminate the Amended Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Amended Plan that requires shareholder approval under the rules of the stock exchange(s) on which the Company Class A common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of the Company Class A common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the Amended Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Amended Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.
Material U.S. Federal Income Tax Effects
The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Amended Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Amended Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Amended Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Amended Plan.
Nonqualified Share Options
An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified share option. Rather, at the time of exercise of the nonqualified share option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified share option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Share Options
An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive share option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive share option is exercised during employment or within ninety (90) days following the termination thereof (or within one year following termination, in the case of a termination of employment due to death or disability, as such terms are defined in the Amended Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income. Generally, if an optionee disposes of shares acquired by exercising an incentive share option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs
A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income, subject to wage and employment tax withholding, equal to the value of any cash received and the fair market value on the date of exercise of any shares received. the Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Shares
A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted share award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). the Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. the Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units
A participant subject to United States federal income tax who is granted a restricted share unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted share unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the award is settled into shares, subject to wage and employment tax withholding, and the Company will have a corresponding deduction at that time.
Other Share-Based and Other Cash-Based Awards
In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.
Tax Effects for the Company
In addition to the tax impact to the Company described above, the Company’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.
New Plan Benefits
Generally, future awards under the Amended Plan will be made at the discretion of the compensation committee. Therefore, other than as reflected below, it is not currently possible to determine the benefits or amounts that may be received by such persons or groups pursuant to the Amended Plan in the future. Grants under the 2023 Omnibus Incentive Plan in 2023 to our Named Executive Officers are described in the “Executive Compensation” section.
Name and Position	Dollar Value ($)(1)
Mark Hanchett Chief Executive Officer	6,696,885
Annie Pratt President	5,646,889
Sarah Wyant Interim Chief Financial Officer	142,500
Apoorv Dwivedi Former Chief Financial Officer	—
Executive Officers as a Group(2)	12,486,274
Non-Executive Directors as a Group	140,000
Non-Executive Officer Employees as a Group	8,094,784
(1)
The amount disclosed for Mr. Hanchett and Ms. Pratt is equal to the total dollar value of their incentive equity awards denominated in Class A common stock that have had their vesting delayed until after the Annual Meeting. The amount disclosed for non-employee directors is equal to the total dollar value of their incentive equity awards that would have settled in early 2024 that have been delayed until after the Annual Meeting. Share figures will be determined by dividing the dollar value by the closing stock price on the date the awards convert into shares or share-based awards.

(2)	This group includes Mr. Hanchett, Ms. Pratt and Ms. Wyant.

Registration with the SEC
If the Amended Plan is approved by our stockholders and becomes effective, the Company is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the Amended Plan as soon as reasonably practicable after becoming eligible to use such form.
Vote Required for Approval
The approval of Proposal 2 will require the affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Accordingly, if a valid quorum is established, abstentions and broker non-votes will have no effect on the Plan Proposal.
A copy of the Amended Plan is attached to this Proxy Statement as Appendix A.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE PLAN PROPOSAL

EXECUTIVE COMPENSATION
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended. This section describes the material components of the executive compensation program for our Chief Executive Officer and our two other most highly compensated executive officers whom we refer to as our “Named Executive Officers”.
Introduction
For the year ended December 31, 2023, the Company’s Named Executive Officers were:
•	Mark Hanchett, Chief Executive Officer;
•	Annie Pratt, President;
•	Sarah Wyant, Interim Chief Financial Officer; and
•	Apoorv Dwivedi, Former Chief Financial Officer.
The objective of the Company’s compensation program is to provide a total compensation package to each Named Executive Officer that will enable the Company to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our stockholders, encourage individual and collective contributions to the successful execution of our short and long-term business strategies, and reward our Named Executive Officers for favorable performance.
Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to the Company by our Named Executive Officers for the years ended December 31, 2023 and December 31, 2022. Additional information on our Named Executive Officers’ annual compensation for the year ended December 31, 2023 is provided in the narrative sections following the Summary Compensation Table.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Mark Hanchett, Chief Executive Officer	2023	200,000	2,920,000	—	3,120,000
	2022	200,000	—	—	200,000
Annie Pratt, President	2023	200,000	1,870,000	—	1,890,000
	2022	200,000	—	—	200,000
Sarah Wyant, Chief Financial Officer(2)	2023	120,740	225,267	—	346,007
Apoorv Dwivedi, Former Chief Financial Officer(2)	2023	200,000	720,000	—	920,000
	2022	200,000	770,000	1,651,190	2,621,190
(1)
The amounts reported in the “Stock Awards” column for 2023 represent the aggregate grant date fair value of restricted share units (“RSUs”) awarded to our Named Executive Officers, calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. The assumptions used in calculating the grant date fair value are incorporated by reference to Notes 2 and 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)
On December 4, 2023, Mr. Dwivedi provided notice of his intent to resign from the Company. Mr. Dwivedi’s resignation was accepted, effective December 22, 2023. On December 15, 2023, the Board appointed Ms. Wyant, the Company’s then-current Vice President of Finance, to serve as Interim Chief Financial Officer until the Company completes its search for a new Chief Financial Officer. Because Ms. Wyant was not a Named Executive Officer before 2023, only her 2023 compensation is reported in the table. Ms. Wyant base salary increased to $225,000 per year effective December 15, 2023 in connection with her appointment as Interim Chief Executive Officer.

Narrative Disclosure to Summary Compensation Table
Agreements with our Named Executive Officers
Mr. Hanchett, Ms. Pratt and Mr. Dwivedi
On May 12, 2023 in connection with the Company’s reorganization merger, the Company entered into new employment agreements with Mr. Hanchett, Ms. Pratt and Mr. Dwivedi, in each case providing for their continued employment in their then-current respective positions, which superseded and replaced their existing employment agreements with Atlis. The terms of the agreements provide that the initial period of employment for each executive shall end on December 31, 2027 and shall be automatically extended for one-year periods unless the Company or an executive provides written notice of intention to terminate the agreement with at least 120 days prior written notice.
Each executive shall receive a base salary of $200,000, which shall increase to $250,000 in the first pay period following the Company’s first delivery of a 30 kilowatt hour battery pack to a customer and shall increase to $300,000 in the first day of the quarter following a quarter in which the Company recognizes over $250,000 in revenue from core product sales. Each executive’s base salary is subject to an annual review for increase by the Compensation Committee. Base salaries are not subject to decrease, except for any across-the-board reduction impacting substantially all executives of the Company of not more than 10%. Each executive is also eligible to receive equity awards pursuant to the Company’s short and long-term equity incentive plans in amounts as determined by the Compensation Committee. See below for descriptions of the Company’s current programs.
The Company may terminate the executive’s employment immediately upon notice to the executive. The executive may terminate his or her employment for any reason with 120 days’ advance written notice to the Company. In the event of an executive’s separation from the Company for any reason, any unvested equity awards generally will be forfeited, except as noted in the employment agreement or the underlying award agreement.
If, prior to December 31, 2027, or such later date if the period of employment is extended, an executive is involuntarily terminated by the Company without Cause (as defined in the agreements) or by the executive for Good Reason (as defined in the agreements), the executive shall be entitled to receive the following, subject to the executive’s execution of a general release: (i) a continuation of his or her base salary (at the rate in effect immediately prior to the separation) during the 12 months following the separation date; (ii) equity compensation continuation whereby the executive’s equity awards continue to vest according to the original vesting schedule during the 12 months following the separation date; and (iii) a monthly cash payment during the 12 months following the separation date (or until such time as the executive becomes eligible for coverage through a subsequent employer or becomes ineligible for COBRA) equal to the premium costs for medical and dental COBRA continuation coverage at the rate of the Company’s normal contribution for active employees (the “Severance Payments”).
If, prior to December 31, 2027, or such later date if the period of employment is extended, an executive is involuntarily terminated by the Company without Cause or by the executive for Good Reason, in each case within 12 months following a Change in Control (as defined in the agreements), then the executive will be eligible to receive the following, subject to execution of a general release: (i) 24 months of Severance Payments (instead of 12 months for a single trigger involuntary termination); and (ii) a lump sum payment in an amount equal to two times the annual bonus that the executive would have earned at target achievement level for the calendar year in which the separation occurred. Additionally, notwithstanding the terms of the Company’s equity plans under which the awards were granted, all of the executive’s outstanding unvested time-based awards will become fully vested and performance-based vesting shall be deemed achieved at target levels (and, in the case of stock options, shall remain exercisable for the remainder of their full term).
Ms. Wyant
On April 28, 2023, Ms. Wyant received an offer letter which provides for: (i) Ms. Wyant’s employment as Vice President of Finance, beginning May 15, 2023; (ii) an initial base salary of $190,000; (iii) eligibility to receive a grant of restricted stock units with a fair value of $190,000; (iv) eligibility to receive an annual grant of restricted stock units with a fair value of $10,000; and (v) Ms. Wyant’s eligibility to participate in the standard benefits plans made available to the Company’s executive employees.
Base Salary
Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The annual base salary for each of the Named Executive Officers was established at levels commensurate with historical compensation with any adjustments deemed necessary to attract and retain individuals with superior talent appropriate and relative to their expertise and experience. For 2023, the base salaries for Mr. Hanchett, Ms. Pratt and Mr. Dwivedi remained the same as 2022, each set at $200,000. As disclosed above under “Agreements with our Named Executive Officers,” Mr. Hanchett, Ms. Pratt and Dr. Dwivedi’s base salaries may automatically increase upon the achievement of certain performance milestones. Ms. Wyant joined the Company as its Vice President of Finance on May 15, 2023, with a starting base salary of $190,000. On December 15, 2023, her base salary increased to $225,000 in connection with her promotion to Interim Chief Financial Officer.
Annual Bonus
Historically, annual cash incentive awards were used to motivate and reward our employees. For 2023, none of our Named Executive Officers were eligible to receive any annual cash incentive awards. Instead, the Company utilized a short-term equity incentive plan bonus, described in more detail under “Equity Incentive Compensation” below.
Equity Incentive Compensation
Equity incentive compensation is used to promote performance-based pay that aligns the interests of our executive officers with the long-term interests of our stockholders and to enhance executive retention. Historically, the Company has made stock awards to each of the Named Executive Officers on a fully vested basis or subject to monthly or annual ratable vesting. Prior to May 2023, the Company had used its Employee Stock Option Plan, adopted in August 2021, to make awards to participants.
In connection with the Company’s reorganization merger, it adopted the Nxu, Inc. 2023 Omnibus Incentive Plan, which generally provides for awards in the form of options, share appreciation rights, restricted shares, restricted share units, performance-based awards (including performance shares, performance units and performance bonus awards), and other share-based or cash-based awards. The 2023 Omnibus Incentive Plan also assumed a portion of outstanding stock options and restricted stock units from the Employee Stock Option Plan in connection with the reorganization merger.
In 2023, the Company implemented the following equity incentive compensation programs under the 2023 Omnibus Incentive Plan, in which one or more of its Named Executive Officers participate.
Service-Based Equity Programs
•
Base Equity Award Program – Under the program, each Named Executive Officer receives a specified dollar value of base equity compensation (the “Base Equity Value”) each quarter, which is issued in the form of RSUs. The number of RSUs issued shall be calculated by dividing the applicable quarterly Base Equity Value by the closing share price on the business day immediately preceding the 15th day of the last month of each quarter, and will vest on the last business day of such quarter. Our Named Executive Officers’ quarterly Base Equity Values were $75,000 for Mr. Hanchett, Ms. Pratt and Mr. Dwivedi and $2,500 for Ms. Wyant.

•
High Impact Award Program – Under the program, Mr. Hanchett, Ms. Pratt and Mr. Dwivedi receive a specified dollar value of equity compensation (“High Impact Value”) each month, which is issued in the form of RSUs. The number of RSUs issued shall be calculated by dividing the applicable monthly High Impact Value by the closing share price on the business day immediately preceding the 15th day of the last month of each quarter, and will vest on the last business day of such month. The total High Impact Award value for each of Mr. Hanchett, Ms. Pratt and Mr. Dwivedi is $1,800,000, $1,450,000 and $300,000, respectively. The awards vest ratably over 36 months. Mr. Hanchett’s award vests at $40,277.78 for the first 31 months, and $100,277 for the last five months. Ms. Pratt’s award vests at $40,277.78 and Mr. Dwivedi’s award vests at $8,333, each for all 36 months.

•
Long-Term Incentive Program (2-year Service Award) – Ms. Wyant received an RSU award with a dollar value of $190,000. The award vests ratably on a quarterly basis starting on the first day of the month following the 1-year anniversary of Ms. Wyant’s hire date. The number of RSUs for each tranche are determined on the 15th day of the month prior to the vesting date.

Performance-Based Equity
•
Short-Term Incentive Program – Under the program, each Named Executive Officer is eligible to earn a specified dollar value of short-term equity compensation (the “STIP Value”) each quarter, which is issued in the form of RSUs. The STIP Value earnable will be determined by the Compensation Committee, which sets quarterly performance goals at each quarterly Board meeting, and then will assess achievement against the goals to determine the percentage of the STIP Value that has been achieved. The number of RSUs eligible to be issued shall be calculated by dividing the applicable quarterly STIP Value by the closing share price on the business day immediately preceding the 15th day of the last month of each quarter. Our Named Executive Officer’s quarterly STIP Value targets were $60,000 for Mr. Hanchett, Ms. Pratt and Mr. Dwivedi and $12,500 for Ms. Wyant.

The program began in the third quarter of 2023. Below are the quarterly goals and the performance achieved:
Q3 STIP Performance Goals
Performance Metric	Decision	Weight	Outcome
Battery Packs delivered to JLC and Matbock	Y/N	10%	0%
Charging – revue-generating field trials	Y/N	10%	10%
ESS – 60% phase gate complete	Y/N	10%	10%
Production – hit 90 Q Cells/day by of quarter (minimum 50 cells)	Sliding, min 50%	10%	0%
Revenue of $250,000 in Q3	Y/N	30%	0%
Raise Capital of $20M in Q3	Sliding, min $15m	30%	0%
			20% of target
Q4 STIP Performance Goals
Performance Metric	Decision	Weight	Outcome
Design & concept phase complete for charging pedestal	Y/N	20%	20%
Two charging boxes built and facilitating public charging	Y/N	20%	20%
Revenue from Charging > $100	Y/N	30%	30%
Raise Capital of $5M in Q4	Sliding, min $3m	30%	30%
			100% of target
The above resulted in the following bonus payments to our Named Executive Officers:
○	Q3 STIP: Mr. Hanchett, Ms. Pratt and Mr. Dwivedi received an STIP Value of $12,000 and Ms. Wyant received an STIP Value of $2,500.
○	Q4 STIP: Mr. Hanchett, Ms. Pratt and Mr. Dwivedi are eligible to receive an STIP Value of $60,000 and Ms. Wyant received an STIP Value of $12,500.
•
Performance-Retention Bonus – Ms. Wyant received a performance RSU award of 1,333 RSUs, that vest based on the following service and performance criteria: (i) 25% for service through September 30, 2023, (ii) 25% for service through October 31, 2023 and the Company completing 500 kwh cumulative charge cycles in revenue-generating field trials, (iii) 25% for service through November 30, 2023 and the Company completing 750 kwh cumulative charge cycles in revenue-generating field trials and (iv) 25% for service through December 31, 2023 and the Company completing 1,000 kwh cumulative charge cycles in revenue-generating field trials.

•
Long-term Equity Incentive Program – Under Mr. Hanchett, Ms. Pratt and Mr. Dwivedi’s employment agreements, they are eligible to participate in a long-term equity incentive program. Notwithstanding the language in their employment agreements, no awards have been granted under the program as of the date of this filing.

Modifications to Equity Awards
In the fall of 2023, the Compensation Committee amended Mr. Hanchett, Ms. Pratt and Mr. Dwivedi’s Q4 2023 Base Equity Awards, High Impact Awards, and STIP Awards to delay the vesting and settlement of the awards until the end of January 2024. In early 2024, the Compensation Committee again amended the awards to delay the prior vesting, and any vesting in 2024, until after the Company’s Annual Meeting of stockholders. All of Mr. Dwivedi’s equity awards, which had not vested prior to his separation from service, were forfeited.
As previously disclosed in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, on February 23, 2024 (the “Exchange Date”), the Compensation Committee also authorized a mandatory Exchange Program (the “RSU Exchange Program”) for all employees other than the Named Executive Officers, to provide for the cancellation and exchange of stock-based compensation related to unvested RSUs (“Exchanged RSUs”), previously recorded as liabilities within the consolidated balance sheets, for an option to purchase shares of Class A common stock of the Company (“Exchange Option”), which are expected to be classified as equity awards within the consolidated balance sheets. The Exchange Options have an equal value to the Exchanged RSUs at the Exchange Date. Recipients also were granted the opportunity to participate in a short-term cash incentive plan for 2024 as well as an award of new stock options. Ms. Wyant’s outstanding awards that settle in RSUs were all exchanged into options under this program.
Other Compensation Elements
We offer participation in broad-based retirement, health and welfare plans to all of our employees. We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code whereby employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. We currently do not provide matching contributions under the plan. In addition, we do not provide perquisites to our Named Executive Officers.
Clawback Policy
In 2023, the Board timely approved a policy for recoupment of incentive compensation received by current or former executive officers on or after October 2, 2023 (the “Clawback Policy”). The Board adopted the Clawback Policy to meet the requirements of the final Nasdaq listing standards implementing Exchange Act Rule 10D-1. The Clawback Policy provides that following an accounting restatement, the Compensation Committee must assess whether any incentive amounts paid to current and former executive officers were in excess of what should have been paid based on the revised financials, and thus should be subject to recovery. The policy has a three-year look-back and applies to both current and former executives, regardless of such executive’s fault, misconduct or involvement in causing the restatement.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2023. All numbers reflected below are expressed after taking into account the Company’s 1-for-150 reverse stock split. Stock option awards reflected below were granted under the Employee Stock Option Plan and assumed under the 2023 Omnibus Incentive Plan. RSU awards reflected below were granted under the 2023 Omnibus Incentive Plan, except for Mr. Hanchett and Ms. Pratt’s Class B RSUs which were granted pursuant to standalone award agreements.
	Option Awards(1)					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Mark Hanchett	176,691	24,000	1,050	8/24/2031	(5)	65,217	150,000
					(6)	712,560	1,638,889
					(7)	26,087	60,000
					(8)	24,000	—
Annie Pratt	54,811	24,000	1,050	8/24/2031	(5)	65,217	150,000
					(6)	560,386	1,288,889
					(7)	26,087	60,000
					(8)	12,000	—

		Option Awards(1)					Stock Awards
Name		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Sarah Wyant						(5)	2,174	5,000
						(9)	82,609	190,000
Apoorv Dwivedi	(3)	600	—	1,050	1/17/2032
	(4)	667	—	1,050	6/8/2032
(1)
All option awards reflected in this table for Mr. Hanchett and Ms. Pratt were granted on August 24, 2021. For Mr. Hanchett and Ms. Pratt, their option awards vest or vested as follows: (i) 118,691 options and 37,811 options, respectively, on August 24, 2021; (ii) 2,500 options and 1,250 options, respectively, vesting monthly on the first of the month from September 1, 2021 through December 1, 2021; and (iii) 2,000 options and 1,000 options, respectively, vesting monthly on the first of the month starting January 1, 2022 through December 1, 2024.

(2)
Except as otherwise noted, the amount listed reflects the market value per share of our Class A common stock on the NASDAQ Global Market of $2.30 per share as of the last trading day of the year (December 29, 2023), multiplied by the amount shown in the column for the number of shares underlying unvested awards.

(3)	The options in this row have a grant date of January 17, 2022.
(4)	The options in this row have a grant date of January 1, 2022.
(5)
These represent the dollar values of the Base Equity Award that remains outstanding as of December 31, 2023, with the number of shares determined using the closing share price on the last trading day of the year. Ms. Wyant’s award will settle in two equal installments on March 31, 2024 and June 30, 2024. Mr. Hanchett and Ms. Pratt’s awards will settle in full following the Annual Meeting of stockholders.

(6)
These represent the dollar values of the High Impact Award that remains outstanding as of December 31, 2023, with the number of shares determined using the closing share price on the last trading day of the year. Any amounts that would have vested for Mr. Hanchett and Ms. Pratt’s awards prior to the Annual Meeting of stockholders will settle shortly thereafter, and the rest of the award remain on its regular vesting schedule.

(7)
These represent the dollar values of the Q4 STIP Award that remains outstanding as of December 31, 2023, with the number of shares determined using the closing share price on the last trading day of the year. Mr. Hanchett and Ms. Pratt’s awards will settle in full following the Annual Meeting of stockholders.

(8)
All outstanding restricted share units of Class B common stock were granted on August 27, 2021. Mr. Hanchett and Ms. Pratt’s restricted share units of Class B common stock vest or vested as follows: (i) 2,500 units and 1,250 units, respectively, vesting monthly on the first of the month from September 1, 2021 through December 1, 2021; and (ii) 2,000 units and 1,000 units, respectively, vesting monthly on the first of the month starting January 1, 2022 through December 1, 2024. The amount listed for Mr. Hanchett and Ms. Pratt in the market value column reflects the market value per share of our Class B common stock determined by our Board as of December 31, 2023, multiplied by the amount shown in the column for the number of shares underlying unvested awards. For a description of some of the factors the Board used in determining the market value of our Class B common stock, see Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(9)
This represents the dollar value of Ms. Wyant’s 2-year LTIP Service Award that remains outstanding as of December 31, 2023. Ms. Wyant’s award will settle in four equal, quarterly installments starting on May 31, 2024, with 25% on such date, and then 25% vesting on August 31, 2024, November 30, 2024 and February 28, 2025.

Potential Payments Upon Termination or Change in Control
See the section titled “Narrative Disclosure to Summary Compensation Table-Employment Agreements” for a description of severance eligibility under the Named Executive Officers’ employment agreements. Except as noted there, the Named Executive Officers do not have any severance entitlements and are not entitled to any payments on a single-trigger change in control of the Company.
Additionally, our Named Executive Officer’s outstanding, unvested option awards will be forfeited and immediately terminate in the event of a Named Executive Officer’s termination of employment for any reason. A Named Executives Officer’s outstanding, unvested option awards will become 100% vested upon the consummation of a “change in control” (as defined under the Employee Stock Option Plan). Options which are vested as of a Named Executive Officer’s cessation of service as an employee will generally remain exercisable through their expiration date, unless the Named Executive Officer’s cessation of service as an employee is due to death or disability, in which case the vested options only remain exercisable through the earlier of (i) the 12-month anniversary of the Named Executive Officer’s death or disability or (ii) the expiration date of the options.

DIRECTOR COMPENSATION
Director Compensation Table
The following table provides information concerning the compensation of the Company’s non-employee directors who served on the Company’s Board during fiscal year ending December 31, 2023. Mark Hanchett and Annie Pratt also served as directors of the Company during fiscal year ending December 31, 2023, but did not receive any additional compensation with respect to such Board service.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Caryn Nightengale	60,485	300,984	361,469
Britt Ide	61,435	300,984	362,419
Jessica Billingsley	15,000	140,000	155,000
(1)	Ms. Billingsley joined the Company on July 1, 2023 and her annual compensation was pro-rated for her length of service as a non-employee director in 2023.
(2)
The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards granted to Mses. Nightengale, Ide and Billingsley as part of their equity retainers for their Board service in 2023. The grant date fair value was computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value are incorporated by reference to Notes 2 and 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, each of our non-employee directors who were members of the Board on such date held the following outstanding and unvested RSUs (determined by taking the $70,000 remaining in their equity retainer for their 2023 to 2024 Board service and dividing it by $2.30, the closing share price of the Company’s Class A common stock on the last trading day of the year): 30,435 RSUs.

Director Compensation Program
The Company initially entered into a Non-Employee Director Agreement with Ms. Ide, effective February 19, 2021, that was later superseded by a Non-Employee Director Agreement dated August 30, 2021 (the “Ide Agreement”), a Board of Directors Agreement, effective as of July 1, 2022, with Caryn Nightengale who joined the Company’s Board in 2022 (the “Nightengale Agreement”), and a Board of Directors Agreement, effective as of July 1, 2023, with Jessica Billinsley who joined the Company’s Board in 2023 (the “Billingsley Agreement”).
The Ide Agreement and the Nightengale Agreement were each later superseded when the Company entered into a Board of Directors Agreement with Mses. Ide and Nightengale, respectively, effective as of May 12, 2023 (the “A&R Director Agreements”). The A&R Director Agreements and the Billingsley Agreement will have an initial term lasting from the effective date until the earlier of the 12-month anniversary thereof or the date of the Company’s annual shareholder meeting, subject to each director’s election by the Company’s shareholders. If a director is re-elected, the agreement will continue to renew at each annual shareholder meeting, until the director is not re-elected, resigns, or is otherwise removed from the Board. The A&R Director Agreements and the Billingsley Agreement also provide for the following material terms (the descriptions of which are qualified in their entirety by reference to the respective A&R Director Agreements and Billingsley Agreement): (i) cash fees in the amount of a $15,000 quarterly stipend, payable until the Company’s 2024 annual shareholder meeting (for Ms. Ide and Nightengale, each received $10,000 in cash fees on a quarterly basis prior to May 2023); (ii) a quarterly award of restricted share units having a grant date fair value of $35,000, with the number of shares determined by using the share price on the first trading day before the 15th of last month of the quarter, and with the awards vesting on the last business day of the quarter, from the effective date until the Company’s 2024 annual shareholder meeting; (iii) an indemnification provision, which includes the obligation of the Company to maintain directors and officers insurance; and (iv) a provision providing for attorneys’ fees if ever any proceeding commences between the parties relating to the terms of the agreement. The A&R Director Agreements additionally provide for a one-time special award of restricted share units having a grant date fair value of $40,984 in recognition of the director’s efforts related to the Company’s public listing and RSUs having a grant date fair value of $120,000 for the three quarters ending September 30, 2022, December 31, 2022, and March 31, 2023. The A&R Director Agreements and the Billingsley Agreement also provide for certain confidentiality and non-disclosure covenants in favor of the Company and a mutual non-disparagement provision.
The amounts reflected in the above “Director Compensation Table” were made under the A&R Director Agreements and the Billingsley Agreement, respectively.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information, as of December 31, 2023, concerning shares of our Class A common stock authorized for issuance under our 2023 Omnibus Incentive Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(3)
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	302,998	7.00	1,710,672
Equity compensation plans not approved by security holders	—	—	—
Total	302,998	7.00	1,710,672
(1)
Column (a) includes outstanding stock options to acquire 300,097 shares of Company Class A common stock and 2,901 shares of Company Class A common stock issuable pursuant to outstanding RSUs that are accounted for as equity awards in the Company’s financial statements. Column (a) does not include the Company’s outstanding RSUs that are accounted for as liability-classified awards in the Company’s financial statements, as the number of shares for these RSUs that remained outstanding as of December 31, 2023 was not determinable. The total dollar value of outstanding liability-classified RSUs as of December 31, 2023 was $8,259,000.

(2)	The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account outstanding RSUs, which have no exercise price.
(3)
Column (c) does not include the Company’s outstanding RSUs that are accounted for as liability-classified awards in the Company’s financial statements, as the number of shares for these RSUs that remained outstanding as of December 31, 2023 was not determinable. The total dollar value of outstanding liability-classified RSUs as of December 31, 2023 was $8,259,000. Pursuant to the evergreen provision in the 2023 Omnibus Incentive Plan, the number of Class A shares available for issuance increases automatically on January 1 of each calendar year beginning in 2024 in an amount equal to the lesser of (i) 5% of the aggregate number of outstanding shares of our Class A common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by the plan’s administrator. As of January 1, 2024, 15,188 shares of Class A common stock were added to the 2023 Omnibus Incentive Plan’s share reserve pursuant to the evergreen provision.

The following table provides certain information, as of December 31, 2023, concerning shares of our Class B common stock authorized for issuance pursuant to certain Assignment of Stock agreements entered into by the Company with Mr. Hanchett and Ms. Pratt on August 27, 2021.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	—	—	—
Equity compensation plans not approved by security holders	36,000	—	—
Total	36,000	—	—
(1)
Column (a) includes 24,000 and 12,000 shares of Class B common stock issuable pursuant to RSUs that were granted on August 27, 2021 to Mr. Hanchett and Ms. Pratt, respectively. The RSUs will vest ratably on the first of the month starting January 1, 2024 and ending December 31, 2024.

PROPOSAL 3 – THE AUDITOR RATIFICATION PROPOSAL
The audit committee of the Board has appointed Prager Metis CPAs LLC (“Prager”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Board is asking stockholders to ratify this appointment. SEC regulations and the Nasdaq Stock Market LLC (“Nasdaq”) listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee of the Board. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in Nxu’s best interests and that of our stockholders.
Representatives of Prager are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.
Selection. Prager served as the Company’s independent registered public accounting firm for the year ended December 31, 2023 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
Audit and Non-Audit Fees. The following table presents fees for audit services rendered by Prager for the audit of the Company’s annual financial statements for 2023 and 2022, and fees billed for other services rendered by Prager.
	YEAR ENDED
	DECEMBER 31, 2023	DECEMBER 31, 2022
Audit Fees(1)	$239,145	$225,000
Tax Fees(2)	69,430	51,000
Total	$308,575	$276,000
(1)
Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC. Also includes fees incurred for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.
Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.
The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services in 2023 and 2022 were pre-approved by the audit committee.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF PRAGER METIS CPAS LLC AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING
DECEMBER 31, 2024.

AUDIT COMMITTEE REPORT
The audit committee reviewed and discussed with both the Company’s management and independent registered public accounting firm, Prager Metis CPAs LLC, the audited financial statements of the Company for the year ended December 31, 2023 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also discussed with its independent registered public accounting firm its independence and received the written disclosures and letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.
Based on all of these reviews and discussions, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Members of the Audit Committee
Britt Ide	Caryn Nightengale (Chair)	Jessica Billingsley

PROPOSAL 4 – THE CHARTER AMENDMENT PROPOSAL
The Board has approved, adopted and declared advisable, and recommends that the stockholders approve, an amendment (the “Amendment”) to the Company’s Certificate of Incorporation as amended (the “Charter”) to clarify the voting standard that applies to future changes to the number of shares of Class A common stock authorized for issuance and to reverse stock splits of the outstanding shares of Class A common stock.
Article V of the Charter currently provides that any amendments to Articles IV, V, VI, VII, VIII, IX, X, XI and XII must be approved by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class. Article IV of the Charter, in turn, sets forth the number of shares of Class A common stock authorized for issuance and otherwise sets forth certain rights, powers and preferences of the Class A common stock. When Article V and Article IV are read together, they mean that any amendment to the Charter that increases the authorized number of shares of Class A common stock, and any amendment that effects a forward or reverse split of the Class A common stock requires “for” votes from a majority of the Class A common stock and Class B common stock, voting together as one class. This voting standard has the effect of treating broker non-votes, abstentions and shares that are not present in person or by proxy at a stockholder meeting to vote on one of these types of amendments as votes “against” those amendments.
Effective August 1, 2024, the Delaware General Assembly amended the Delaware General Corporation Law (the “DGCL”) to permit a lower voting standard to effect certain share increases and reverse stock splits and to eliminate the need for stockholder approval of certain forward stock splits. Specifically, amended Section 242(d) of the DGCL permits a corporation to increase or decrease the authorized number of shares of class of stock, or to reclassify by combining the issued shares of a class of capital stock into a lesser number of issued shares (that is, a reverse stock split) if, among other things, (a) the class of stock is listed on a national securities exchange and will meet the listing requirements of that exchange relating to the minimum number of holders immediately after the amendment becomes effective and (b) the votes cast “for” the amendment exceed the votes cast “against” the amendment at a meeting at which a quorum of the stockholders is present in person or by proxy. Amended Section 242(d) also permits a corporation to effect certain forward stock splits without a stockholder vote, but those provisions cannot apply to the Company because it has issued more than one class of stock.
The Amendment would provide that the Company expressly elects to be governed by amended Section 242(d) of the DGCL. If the Amendment is adopted then, so long as the requirements of Section 242(d) are satisfied, increases or decreases to the number of shares of Class A common stock, and reverse splits of Class A common stock, may be approved by the votes cast standard described above. This means that broker non-votes, abstentions, and shares not present in person or by proxy at a stockholder meeting would have no effect on the outcome of whether these amendments are approved by stockholders.
In deciding to approve the Amendment and recommend it for stockholder approval, the Board considered a number of factors, including the following:
•	The Company currently has approximately 16,959 stockholders of record.
•
By adopting the Amendment and the accompanying “votes cast” standard, shares held by stockholders who do not vote or return proxies will no longer count as votes against changes to the number of shares of Class A common stock and reverse splits of Class A common stock. However, stockholders may continue to register their dissent against these actions by casting votes “against” any of these actions, if they are taken in the future.

•
It is possible that one or more reverse splits of the Class A common stock may be necessary to maintain the trading price of Class A Common Stock at or above $1.00, so that the Class A common stock may continue to be listed on the Nasdaq Global Market. An increase to the authorized number of shares of Class A common stock may be advisable at some point in the future if the Company needs to raise funds through the issuance of Class A common stock. The Company is currently authorized to issue 4,000,000,000 shares of Class A common stock, and a total of 32,022,877 shares of Class A common stock are either issued or reserved for issuance on the conversion or exchange of other securities.

•
The “votes cast” standard that would be enacted as a result of the Amendment may have the practical effect of amplifying the voting power of the Insiders if they support a future share increase or reverse stock split of the Class A common stock, since the new voting standard would result in fewer votes “against” these actions through a lack of stockholder voting turn out. However, a share increase or reverse stock split cannot be effected under Delaware law unless it is approved by the Board. Accordingly, a share increase or reverse stock split would be effected only if the directors have determined that the action is advisable and advances the best interests of all stockholders.
If either or both of this Proposal 4 and Proposal 5 is adopted, the Board of Directors intends to amend the Bylaws to reduce the quorum required for stockholder meetings, so that a quorum to conduct business is constituted if there is present in person or by proxy at a stockholder meeting the holders of one-third of the voting power of the capital stock of the Company and one-third of the voting power of the Class A common stock and Class B common stock, considered together as a single class. Currently, a majority of the voting power of the capital stock of the Company must be present in person or by proxy at a stockholder meeting to constitute a quorum to conduct business.
The proposed amendment to Article V is set forth in Annex A hereto and is incorporated herein by reference. Stockholders are urged to read the proposed amendment in its entirety, and this description is qualified by reference to Annex A. Section 242(d) is publicly available at https://delcode.delaware.gov/title8/c001/sc08/index.html, and the description of Section 242(d) is qualified by reference to the text of that section.
This Proposal 4 must be approved by the affirmative vote of the holders of a majority of the voting power of the Class A common stock and Class B common stock, voting together as a single class.
If the stockholders approve this Proposal 4, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendment, which will become effective upon filing. The approval of this Proposal is not conditioned on the approval of any other proposal. The Board retains the discretion to abandon this Proposal 4, and the related amendment to the Charter, and to not implement them at any time before the amendment becomes effective.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 5 – THE PREFERRED STOCK PROPOSAL
Holders of Class B common stock are being asked to approve the authorization and issuance of a share of a new Series B Preferred Stock of the Company. The Board of Directors has approved and authorized for issuance one share of the Series B Preferred Stock, which the Company proposes to issue to Mark Hanchett.
The Series B Preferred Stock would have certain rights, powers or preferences set forth in the Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”). Those rights, powers and preferences include the following:
•
Except as otherwise provided in the Certificate of Designation or required by law, the Series B Preferred Stock shall not entitle the holder thereof to any voting rights on any matter submitted for stockholder action.

•	The Series B Preferred Stock is entitled to cast one vote on the election of directors.
•
On any Special Action, the Series B Preferred Stock is entitled to cast a number of votes equal to the total number of votes that could be cast by the holders of Class A Common Stock and Class B Common Stock on such Special Action. The holder of Series B Preferred Stock is entitled to vote with the Class A Common Stock and Class B Common Stock as a single class on all Special Actions. A Special Action is defined as any amendment to the Charter to: (1) increase or decrease the number of shares of Class A Common Stock authorized for issuance; or (2) reclassify by combining the issued shares of Class A Common Stock and Class B Common Stock into a fewer number of shares of such respective classes, provided that the shares of Class A Common Stock and Class B Common Stock are proportionately combined.

•
The holder of the Series B Preferred Stock is required to execute a joinder to the Certificate of Designation (the “Joinder”) that requires the holder to vote in a specified manner on a Special Action. Specifically, the holder must vote the voting power of the Series B Preferred Stock by (1) casting a number of votes “for” the Special Action that is determined by multiplying the total voting power of the Series B Preferred Stock by a fraction, where the numerator is the total number of votes cast “for” the Special Action by the holders of Class A Common Stock and Class B Common Stock, and the denominator is the total number of votes cast “for” or “against” the Special Action by the holders of Class A Common Stock and Class B Common Stock, and (2) casting the balance of the voting power of the Series B Preferred Stock “against” the Special Action.

•
The Series B Preferred Stock may be redeemed at any time at the option of the Board of Directors of the Corporation (acting in its sole discretion) for $1.00, payable in cash and only out of funds legally available therefor.

•
The share of Series B Preferred Stock may only be owned by a person or entity who has executed the Joinder, and the holder of the share of Series B Preferred Stock may not directly or indirectly transfer the Series B Preferred Stock to any other person or entity without the prior approval of the Board of Directors (acting in its sole discretion).

In deciding to approve this Proposal 5, the Board considered a number of factors similar to the factors considered for the adoption of Proposal 4, including the following:
•	The Company currently has approximately 16,959 stockholders of record.
•
By authorizing and issuing the Series B Preferred Stock, and as a result of the Joinder that requires the holder of Series B Preferred Stock to vote proportionately with the votes cast by holders of Class A common stock and Class B common stock, the common stockholders who cast votes on a Special Action will have enhanced voting power. For example, a Special Action may be approved if the votes cast “for” the Special Action by the holders of Class A common stock and Class B common stock exceed the votes cast “against” the Special Action by such holders. Shares held by holders of Class A common stock or Class B common stock who do not vote or return proxies will a significantly less effect on the outcome of a vote on a Special Action. However, holders of Class A common stock and Class B common stock may continue to register their dissent against Special Action by casting votes “against” any of these actions, if they are taken in the future.

•
It is possible that a Special Action comprised of one or more reverse splits of the Class A common stock may be necessary to maintain the trading price of Class A Common Stock at or above $1.00, so that the

Class A common stock may continue to be listed on the Nasdaq Global Market. A Special Action comprised of an increase to the authorized number of shares of Class A common stock may also be advisable at some point in the future if the Company needs to raise funds through the issuance of Class A common stock. The Company is currently authorized to issue 4,000,000,000 shares of Class A common stock, and a total of 32,022,877  shares of Class A common stock are either issued or reserved for issuance on the conversion or exchange of other securities.
•
The issuance of the Series B Preferred Stock may have the practical effect of amplifying the voting power of the Class A common stock and Class B common stock held by the Insiders if they support a future share increase or reverse stock split of the Class A common stock. However, no Special Action may be effected under Delaware law unless it is approved by the Board. Accordingly, a Special Action would be effected only if the directors have determined that the action is advisable and advances the best interests of all stockholders.

•
The Company will monitor voter turnout at future stockholder meetings, and may from time to time consider the issuance of additional series of preferred stock that have the same type of voting provisions as the Series B Preferred Stock, to apply that voting scheme to other actions, in addition to Special Actions.

If either or both of this Proposal 5 and Proposal 4 is adopted, the Board of Directors intends to amend the Bylaws to reduce the quorum required for stockholder meetings, so that a quorum to conduct business is constituted if there is present in person or by proxy at a stockholder meeting the holders of one-third of the voting power of the capital stock of the Company and one-third of the voting power of the Class A common stock and Class B common stock, considered together a single class. Currently, a majority of the voting power of the capital stock of the Company must be present in person or by proxy at a stockholder meeting to constitute a quorum to conduct business.
The Certificate of Designation is set forth in Annex B hereto and is incorporated herein by reference. Stockholders are urged to read the proposed amendment in its entirety, and this description is qualified by reference to Annex B.
This Proposal must be approved by the affirmative vote of the holders of at least two-thirds of the voting power of the Class B common stock, voting as a separate class. Broker non-votes and abstentions with respect to shares of Class B common stock count as votes against this proposal. Holders of Class A common stock are not entitled to vote on this proposal. If the required vote of the holders of Class B common stock is obtained, this proposal may be effected whether or not Proposal 4 is adopted by stockholders.
If the holders of Class B common stock approve this Proposal 5, the Company will file the Certificate of Designation with the Delaware Secretary of State, which will become effective upon filing. The approval of this Proposal is not conditioned on the approval of any other proposal. The Board retains the discretion to abandon this Proposal 5, and the related authorization and issuance of Series B Preferred Stock, and to not implement them at any time before the Certificate of Designation becomes effective.
THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CLASS B COMMON STOCK
VOTE “FOR” THE PREFERRED STOCK PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of shares of our common stock as of April 16, 2024 by:
•	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of any class of the Company’s common stock;
•	each of the Company’s current named executive officers and directors; and
•	all current executive officers and directors of the Company, as a group.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date, including but not limited to the right to acquire through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that may be acquired by that person within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the common stock shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.
The beneficial ownership of voting securities of the Company is based on 11,930,986 and 255,504 shares of Nxu’s Class A common stock and Class B common stock, respectively, issued and outstanding as of April 16, 2024.
Name of Beneficial Ownership(1)	Class A Shares	% of Class	Class B Shares	% of Class	Combined Voting Power(2)
Mark Hanchett	193,564(3)	1.6%	188,692 (4)	72.2%	13.0%
Annie Pratt	77,654(5)	0.6%	72,812(6)	27.8%	5.0%
Sarah Wyant	42,533(7)	*	—	—	*
Britt Ide	17,346(8)	*	—	—	*
Caryn Nightengale	17,196(9)	*	—	—	*
Jessica Billingsley	14,455(10)	*	—	—	*
Directors and executive officers as a group (6 individuals)	362,749(11)	3.0%	261,504	100%	18.4%
*	Represents beneficial ownership of less than 1%.
(1)	The business address of each of the individuals is c/o Nxu, Inc., 1828 N Higley Rd., Suite 116, Mesa, Arizona 85205.
(2)
Represents the percentage of voting power with respect to all shares of the Company’s outstanding capital stock voting together as a single class. Does not include shares underlying stock options that are currently exercisable or exercisable within 60 days of April 16, 2024. The holders of our Class B common stock are entitled to 10 votes per share and the holders of our Class A common stock are entitled to one vote per share.

(3)	Includes 4,000 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days.
(4)	Includes 4,000 restricted stock units that vest within 60 days.
(5)	Represents 2,000 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days.
(6)	Includes 2,000 restricted stock units that vest within 60 days.
(7)	Includes 0 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days.
(8)	Includes 0 shares of Class A common stock underlying options that are currently exercisable.
(9)	Includes 0 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days.
(10)	Includes 0 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days.
(11)	Includes 6,000 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions that occurred on or were in effect after January 1, 2023 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.
Related Party Transaction Policy
The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the audit committee. The term “related party transaction” refers to any transaction, consummated or currently proposed,(including, but not limited to, a financial transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness) or series of transactions in which (i) the Company was or is to be a participant, (ii) the amount of which exceeds the lesser of (x) $120,000 in the aggregate or (y) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years and (iii) the Related Party(as defined below) had or will have a direct or indirect material interest. A Related Party Transaction also includes any material amendment or modification to an existing Related Party Transaction regardless of whether such transaction has previously been approved in accordance with the Related party Transaction Policy
For the purposes of our Related Party Transaction Policy, “Related Parties” include:
•
any person serving as a director, director nominee or executive officer of the Company or any person who has served in any of such roles since the beginning of the most recent fiscal year, even if he or she does not currently serve in that role;

•	a stockholder owning in excess of five percent of the Company’s voting securities or an immediate family member of such a stockholder;
•
immediate family members of such directors, nominees for director and executive officers, including an individual’s spouse, parents, step-parents, children, step-children, siblings, mothers- and fathers-in law, sons- and daughters-in law, brothers- and sisters-in law and other persons (except tenants or employees) who share such individual’s household; and

•	any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, including the Company’s review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements were satisfied on a timely basis, except the following reports: (i) one Form 4 filed in August 2023 (reporting four transactions) for Britt Ide, (ii) one Form 4 filed in August 2023 (reporting three transactions) for Apoorv Dwivedi, (iii) one Form 4 filed in August 2023 (reporting three transactions) for Mark Hanchett, (iv) one Form 4 filed in August 2023 (reporting three transactions) for Annie Pratt, (v) one Form 4 filed in August 2023 (reporting four transactions) for Caryn Nightengale (vi) two Form 4s filed in September 2023 (reporting one transaction and two transactions, respectively) for Mark Hanchett, (vii) two Form 4s filed in September 2023 (reporting one transaction and two transactions, respectively) for Annie Pratt, (viii) two Form 4 s filed in September 2023 (reporting one transaction and two transactions, respectively) for Apoorv Dwivedi) (ix) one Form 4 filed in September 2023 (reporting one transaction) for Jessica Billingsley,

(x) one Form 4 filed in September 2023 (reporting one transaction) for Caryn Nightengale, (xi) one Form 4 filed in September 2023 (reporting one transaction) for Britt Ide), (xii) one Form 4 filed in October 2023 (reporting two transactions) for Mark Hanchett (xiii) one Form 4 filed in October 2023 (reporting two transactions) for Annie Pratt), (xiv) one Form 4 filed in October 2023 (reporting two transactions) for Apoorv Dwivedi, (xv) one Form 4 filed in April 2024 (reporting two transactions) for Mark Hanchett, (xvi) one Form 4 filed in April 2024 (reporting two transactions) for Annie Pratt, (xvii) one Form 4 filed in April 2024 (reporting six transactions) for Apoorv Dwivedi, and (xviii) one Form 4 filed in April 2024 (reporting two transactions) for Sarah Wyant. Each late filing was due to inadvertent administrative error by the Company.
Additionally, (i) four Form 4s filed in October 2023 (reporting six transactions, four transactions, three transactions and four transactions, respectively) for GEM Global Yield LLC, SCS and (ii) one Form 4 filed in November 2023 (reporting four transactions) for GEM Global Yield LLC, SCS were delinquent.

HOUSEHOLDING OF PROXY MATERIALS
Only one copy of our proxy materials is being delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. However, upon request by any stockholder, we will promptly deliver one or more additional copies of this Proxy Statement to stockholders at a shared address to which a single copy of the documents was delivered. Accordingly, stockholders should contact us by making a written or oral request directed to Nxu, Inc., 1828 N Higley Rd., Suite 116, Mesa, Arizona 85205, Telephone: (408) 674-9027, if they wish to receive any additional copies of our proxy materials for the Annual Meeting or in the future.
Stockholders who share an address and are currently receiving multiple copies of our proxy materials may contact us at the same phone number or address if they wish to receive a single copy of our proxy materials in the future.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
In accordance with the SEC’s Rule 14a-8 under the Exchange Act, in order to be included in the Company’s proxy materials for the 2025 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 1828 N Higley Rd., Suite 116, Mesa, Arizona 85205 by February 22, 2025 and otherwise comply with all requirements of the SEC for stockholder proposals.
In addition, the Company’s bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made.. To be timely, a notice must be received no earlier than January 23, 2025, and no later than February 22, 2025. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Secretary.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

OTHER MATTERS
The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.
Nxu, Inc.

By:
Mark Hanchett
Chairman and Chief Executive Officer
     , 2024

NXU, INC.
2023 OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE [______])
Section 1.  General.
The purposes of the Nxu, Inc. 2023 Omnibus Incentive Plan (as amended from time to time, the “Plan”) are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), (vi) Other Share-Based Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing. The Plan was originally adopted in connection with the consummation of the Company’s reorganization merger (the “Reorganization Merger”) as contemplated by that certain Agreement and Plan of Merger, dated as of April 14, 2023, by and among the Company, Atlis Motor Vehicles Inc., and such other parties to the agreement.
Section 2.  Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)  “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.
(b)  “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
(c)  “Articles of Incorporation” means the articles of incorporation of the Company, as amended and/or restated and in effect from time to time.
(d)  “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).
(e)  “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.
(f)  “Award Agreement” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(g)  “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(h)  “Board” means the Board of Directors of the Company.
(i)  “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(j)  “Cause” shall have the meaning assigned to such term in any Company, Subsidiary or Affiliate unexpired employment, severance, or similar agreement or Award Agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Participant’s breach of fiduciary duty or duty of loyalty to the Company, (ii) the Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Participant’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Company or a Subsidiary of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee, (iv) the Participant’s breach of any written policy of the Company or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Participant’s breach of any agreement with the Company or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Participant’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company or a Subsidiary or Affiliate thereof, or (vii) the Participant’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Company, its Subsidiaries or Affiliates. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
(k)  “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(l)  “Change in Control” means the occurrence of any of the following:
 (i)  any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
 (ii)  the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
 (iii)  the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
 (iv)  the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(m)  “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(n)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(o)  “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, to the extent applicable the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(p)  “Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company (and any stock or other securities into which such shares of Class A common stock may be converted or into which they may be exchanged).
(q)  “Company” means Nxu, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
(r)  “Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or Non-Employee Director.
(s)  “Director” means any individual who is a member of the Board on or after the Effective Date.
(t)  “Disability” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).
(u)  “Effective Date” shall have the meaning set forth in Section 22 of the Plan.
(v)  “Eligible Recipient” means, with respect to an Award denominated in Common Stock issued under the Plan: (i) an Employee; (ii) a Non-Employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a Non-Employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(w)  “Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(x)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(y)  “Exchange Program” means a program (i) under which (A) outstanding Awards, whether vested or unvested, are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash or (B) the exercise price of an outstanding Award is reduced or increased or (ii) which otherwise constitutes a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the securities of the Company are listed or quoted. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(z)  “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(aa)  “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.
(bb)  “Fair Market Value” as of a particular date shall mean: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a Share as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.
(cc)  “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(dd)  “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
(ee)  “Non-Employee Director” means a Director who is not an Employee.
(ff)  “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(gg)  “Outstanding Shares” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.
(hh)  “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(ii)  “Original Adoption Date” has the meaning set forth in Section 22 of the Plan.
(jj)  “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(kk)  “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(ll)  “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(mm)  “Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.
(nn)  “Performance Goals” means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.
(oo)  “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
(pp)  “Plan” means this Nxu, Inc. 2023 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.
(qq)  “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(rr)  “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(ss)  “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.
(tt)  “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(uu)  “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(vv)  “Securities Act” means the Securities Act of 1933, as amended from time to time.
(ww)  “Share” means a share of Common Stock.
(xx)  “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(yy)  “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(zz)  “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3.  Administration.
(a)  The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b)  Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
 (i)  to select those Eligible Recipients who shall be Participants;
 (ii)  to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
 (iii)  to determine the number of Shares to be made subject to each Award;
 (iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

 (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
 (vi)  to institute and determine the terms and conditions of an Exchange Program;
 (vii)  to determine Fair Market Value;
 (viii)  to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
 (ix)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
 (x)  to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and
 (xi)  to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.  Shares Reserved for Issuance Under the Plan and Limitations on Awards.
(a)  Subject to adjustment in accordance with Section 5 of the Plan, an aggregate of [___ million] shares of Common Stock will be reserved and available for issuance under the Plan (the “Share Limit”), which includes (i) 350 million shares of Common Stock previously authorized and approved for issuance under the Plan as of the Plan’s Original Adoption Date and (ii) [___ million] shares of Common Stock available for new issuances under the Plan; provided, that the total number of shares of Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2024, by a number of Common Shares equal to five percent (5%) of the total number of Outstanding Shares on the last day of the prior calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of Common Shares than provided herein.
(b)  Notwithstanding anything herein to the contrary, the maximum number of Shares subject to Awards granted during any fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year with respect to such Director’s service as a Non-Employee Director, shall not exceed $600,000 (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(c)  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant (including pursuant to an Exchange Program) will thereafter be deemed to be available for Awards with respect to shares of Common Stock. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the Share reserve set forth in Section 4(a).
(d)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
(e)  In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.
Section 5.  Equitable Adjustments.
In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.  Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7.  Options.
(a)  General. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock

Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b)  Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options will be equal to the Share Limit and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(a).
(c)  Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d)  Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e)  Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f)  Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g)  Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.
(h)  Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:
 (i)  In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
 (ii)  In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
 (iii)  In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
 (iv)  For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
 (v)  Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.
(i)  Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j)  Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
(k)  Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).
Section 8.  Stock Appreciation Rights.
(a)  General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)  Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)  Exercisability.
 (i)  Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
 (ii)  Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d)  Payment Upon Exercise.
 (i)  Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
 (ii)  A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
 (iii)  Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e)  Termination of Employment or Service.
 (i)  Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

 (ii)  Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(f)  Term.
 (i)  The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
 (ii)  The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)  Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
(h)  Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).
Section 9.  Restricted Shares.
(a)  General. Each Award of Restricted Shares granted under the Plan shall be evidenced by an Award Agreement. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The terms and conditions applicable to the Restricted Shares need not be the same with respect to each Participant.
(b)  Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c)  Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
 (i)  The Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.

 (ii)  The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
 (iii)  Subject to this Section 9(c)(ii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
 (iv)  The rights of Participants granted Restricted Shares upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)  Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10.  Restricted Stock Units.
(a)  General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b)  Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)  Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
 (i)  The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
 (ii)  Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
 (iii)  The rights of Participants granted Restricted Stock Units upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)  Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.

(e)  Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11.  Other Share-Based or Cash-Based Awards.
(a)  The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b)  The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)  Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12.  Change in Control.
The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.
Section 13.  Amendment and Termination.
(a)  The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.
(b)  Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system. Notwithstanding the foregoing, Exchange Programs are expressly permitted hereunder, and the Administrator may in its sole discretion, and without shareholder approval, institute any such Exchange Program; provided that shareholder approval is granted in connection with the Reorganization Merger. Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(c)  Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14.  Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
Section 15.  Deferrals of Payment.
To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.
Section 16.  Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 17.  Certain Forfeitures.
The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.
Section 18.  Dividends; Dividend Equivalents.
Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.
Section 19.  Non-United States Employees.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 20.  Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.
Section 21.  Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 22.  Effective Date.
The Plan was originally adopted as of the consummation of the Reorganization Merger (the “Original Adoption Date”). The Board approved an amendment and restatement of the original Plan on [______, 2024], and the Company’s stockholders approved the amendment and restatement of the Plan effective as of [______, 2024] (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date.
Section 23.  Code Section 409A.
The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.
Section 24.  Compliance with Laws.
(a)  The obligation of the Company to settle Awards in Shares or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the Shares may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Shares or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing Shares or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(b)  The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other

Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.
Section 25.  Erroneously Awarded Compensation.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.
Section 26.  Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 27.  Plan Document Controls.
The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
NXU, INC.
Nxu, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
1.
The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with Sections 242 and 228 of the Delaware General Corporation Law (the “DGCL”).

2.	Article V of the Certificate of Incorporation is hereby amended in its entirety to read as follows:[1]
The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, subject to the final sentence of this Article, notwithstanding any other provision of this Certificate of Incorporation (except the final sentence of this Article) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote  ~~generally in the election of directors~~   thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with Articles IV, V, VI, VII, VIII, IX, X, XI and XII; provided further the Corporation shall not, without the prior affirmative vote of the holders of two-thirds (2/3rd) of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of Class B Common Stock or other rights, powers, preferences or privileges of the shares of Class B Common Stock; (2) to provide for each share of Class A Common Stock to have more than one (1) vote per share or any rights to a separate class vote of the holders of shares of Class A Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL; or (3) to otherwise adversely impact or affect the rights, powers, preferences or privileges of the shares of Class B Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A Common Stock; provided further, so long as any shares of Class A Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A Common Stock so as to affect them adversely; or (2) to provide for each share of Class B Common Stock to have more than ten (10) votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL. For the avoidance of doubt, (i) nothing in the immediately preceding provisos shall limit the rights of the Board as specified in Article IV, Section B (as qualified by Article IV, Section 6) or Article VI of this Certificate of Incorporation, and (ii) notwithstanding anything in this Article V to the contrary, any amendment to a provision that contemplates a specific approval requirement by the stockholders (or any class of capital stock of the Corporation) in this Certificate of Incorporation (including the definition of Requisite Stockholder Consent and Voting Threshold Date) shall require the greater of (x) the specific approval requirement by the stockholders (or any class of capital stock of the Corporation) contemplated in such provision, and (y) the approval requirements contemplated by this Article V. Notwithstanding the foregoing, the Corporation hereby expressly elects to be governed by Section 242(d) of the Delaware General Corporation Law.
[signature page follows]
[1]	Additions are shown with underlined text.

In witness whereof, the undersigned Corporation has caused this Certificate of Amendment to be duly executed by its authorized officer on the date set forth below.
NXU, INC.

By:
Mark Hanchett Chief Executive Officer

DATED:

CERTIFICATE OF DESIGNATIONS OF
SERIES B PREFERRED STOCK OF
NXU, INC.
Nxu, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
The following resolution was duly adopted by the Board of Directors of the Corporation by consent in lieu of a meeting pursuant to Section 141(f) of the Delaware General Corporation Law (the “DGCL”) on January [ ], 2024.
Resolved, that pursuant to the authority set forth in Article IV, Part B of the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), the Board of Directors hereby fixes the designations, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of a series of preferred stock, par value $0.0001 per share, of the Corporation (the “Preferred Stock”), as follows:
1.	Designation and Number. This series of Preferred Stock shall be designated as the “Series B Preferred Stock,” and one share is hereby designated as the sole share of Series B Preferred Stock.
2.	Defined Terms.
(a)	Capitalized terms that are not defined in this Certificate of Designations have the meaning given those terms in the Certificate of Incorporation.
(b)	“Holder” means the person or entity then holding the Series B Preferred Stock.
(c)
“Joinder” means the joinder to this Certificate of Designations in the form approved by the Board of Directors, by which the holder of the Series B Preferred Stock agrees to be bound by the obligations set forth herein.

3.	Dividends. The Holder shall not be entitled to receive dividends of any kind by reason of his or her ownership of Series B Preferred Stock.
4.
Liquidation, Dissolution and Winding Up. Following the liquidation, dissolution or winding up of the Corporation, the Holder shall be entitled to receive $1.00, payable in cash and only out of funds legally available therefor, by reason of his or her ownership of Series B Preferred Stock, which shall be paid prior to the payment of any amounts to the holders of Class A Common Stock and Class B Common Stock in connection with such liquidation, dissolution or winding up. The Series B Preferred Stock shall rank junior to the Series A Preferred Stock with respect to distributions paid on a liquidation, dissolution or winding up of the Corporation. Any series of Preferred Stock authorized and issued by the Corporation following the effectiveness of this Certificate of Designations may rank senior or junior to, or on a parity with, the Series B Preferred Stock, as determined by the terms of such series of Preferred Stock.

5.	Voting Rights.
(a)
Except as otherwise provided in this Certificate of Designations or required by law, the Series B Preferred Stock shall not entitle the holder thereof to any voting rights on any matter submitted for stockholder action.

(b)
The Series B Preferred Stock shall entitle the holder thereof to cast one vote “for” (or, if permitted by the Certificate of Incorporation or Bylaws of the Corporation, “against”) the election of valid nominees for director, up to the number of directorships to be elected.

(c)
Whenever a record date is fixed to determine the stockholders entitled to vote on a Special Action, the Series B Preferred Stock shall entitle the Holder to cast a number of votes on the Special Action equal to the total number of votes that could be cast by the holders of Class A Common Stock and Class B Common Stock on such Special Action. The Holder shall be entitled to vote with the Class A Common Stock and Class B Common Stock as a single class on all Special Actions.

(d)
“Special Action” means any amendment to the Certificate of Incorporation to: (1) increase or decrease the number of shares of Class A Common Stock authorized for issuance; or (2) reclassify by combining the issued shares of Class A Common Stock and Class B Common Stock into a less number of shares of such respective classes, provided that the shares of Class A Common Stock and Class B Common Stock are proportionately combined.

(e)	By executing the Joinder, the Holder agrees that, with respect to each Special Action submitted for adoption or approval by the stockholders of the Corporation:
(i)	The Holder shall cast all of the votes to which he or she is entitled by reason of holding the Series B Preferred Stock on such Special Action;
(ii)
Solely with respect to the voting power of the Series B Preferred Stock held by the Holder, the Holder shall cast a number of votes “for” the Special Action that is determined by multiplying the total voting power of the Series B Preferred Stock by a fraction, where the numerator is the total number of votes cast “for” the Special Action by the holders of Class A Common Stock and Class B Common Stock, and the denominator is the total number of votes cast “for” or “against” the Special Action by the holders of Class A Common Stock and Class B Common Stock; and

(iii)	The Holder shall cast the balance of the votes entitled to be cast with respect to the Series B Preferred Stock “against” the Special Action.
(f)
If the Holder purports to fail at any time to vote as required herein, the Holder hereby irrevocably grants to, and appoints, each director of the Corporation (each of whom may act alone) as such Holder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Holder to vote the Series B Preferred Stock as required herein. By executing the Joinder, the Holder acknowledges that the proxy granted herein is coupled with an interest and is irrevocable.

(g)
The voting covenants and irrevocable proxy set forth in this Certificate of Designations shall be effective until the redemption of the Series B Preferred Stock, even if such covenants and proxy remain effective for more than three years.

(h)
For the avoidance of doubt, the provisions of the foregoing paragraphs (e) through (g) shall apply solely with respect to the Series B Preferred Stock and the voting power associated therewith and shall not apply to any other class or series of capital stock of the Corporation held by the Holder.

6.
Redemption. The Series B Preferred Stock may be redeemed at any time at the option of the Board of Directors of the Corporation (acting in its sole discretion) for $1.00, payable in cash and only out of funds legally available therefor.

7.
Ownership and Transfer. The Series B Preferred Stock shall be uncertificated. The share of Series B Preferred Stock may only be owned by a person or entity who has executed the Joinder. The Holder may not directly or indirectly transfer the Series B Preferred Stock to any other person or entity without the prior approval of the Board of Directors (acting in its sole discretion). Any attempted transfer in violation of this paragraph shall be void and of no force or effect.

8.	Amendments. No amendment to this Certificate of Designations shall be effected without the approval of the Holder.
9.
Governing Law. This Certificate of Designations shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, regardless of any laws or legal principles that might otherwise govern under the applicable principles of conflicts of law thereof.

10.
Severability. The provisions of this Certificate of Designations are severable, so that the invalidity or unenforceability of any provision of this Certificate of Designations shall not affect the validity or enforceability of any other provision of this Certificate of Designations.

11.
Forum. By executing the Joinder, the Holder irrevocably consents to the personal jurisdiction of the Delaware Court of Chancery with respect to any dispute arising out of, relating to, or in connection with this Certificate of Designations and the Joinder and HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH DISPUTE. The Holder agrees to mailing of process or other papers to the Holder’s address as it appears on the records of the Corporation.

[Signature Page Follows]

In witness whereof, the undersigned Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on the date set forth below.
NXU, INC.

By:
Mark Hanchett Chief Executive Officer

DATED:

NXU, INC.
1828 N. HIGLEY RD. #116
MESA, ARIZONA 85205

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NXU2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45028-P09429

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NXU, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Mark Hanchett	☐	☐	☐
1b. Annie Pratt	☐	☐	☐
1c. Britt Ide	☐	☐	☐
1d. Caryn Nightengale	☐	☐	☐
1e. Jessica Billingsley	☐	☐	☐

	For	Against	Abstain
2. To consider and vote on a proposal to adopt and approve the Nxu, Inc. Amended and Restated 2023 Omnibus Incentive Plan (the "Plan");	☐	☐	☐
3. To ratify the appointment of Prager Metis CPAs, LLC. as Nxu's independent registered public accounting firm for 2024;	☐	☐	☐
4. To consider and vote on a proposal to amend Nxu's Certificate of Incorporation;	☐	☐	☐
5. To consider and vote on a proposal to issue preferred stock; and	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V45029-P09429

NXU, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 14, 2024 1:00 PM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Mark Hanchett and Annie Pratt, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NXU, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM ET, on June 14, 2024, at www.virtualshareholdermeeting.com/NXU2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side